UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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ZAYO GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZAYO GROUP HOLDINGS, INC.

1805 29th Street, Suite 2050

Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 2, 2015

September 23, 2015

Dear Stockholders:

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Zayo Group Holdings, Inc. will be held virtually via live webcast on Monday, November 2, 2015, at 11:00 a.m. (Mountain Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo, where you will be able to listen to the meeting live, submit questions, and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials.

At the Annual Meeting, you will be asked to consider and act upon the following matters:

1. Election of the three directors named in the proxy statement;

2. Ratification of KPMG LLP as our independent registered public accounting firm;

3. Advisory vote approving executive compensation;

4. Advisory vote on the frequency of future advisory votes on executive compensation; and

5. Transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 11, 2015 are entitled to notice of, and to vote at, the virtual meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters in Boulder, Colorado and such list will be made available during our virtual meeting at www.virtualshareholdermeeting.com/zayo.

Your vote is important. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Scott E. Beer

General Counsel & Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE PROMPTLY. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE.

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ZAYO GROUP HOLDINGS, INC.

1805 29th Street, Suite 2050

Boulder, CO 80301

PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Zayo Group Holdings, Inc. (“Zayo” or the “Company”) for the Annual Meeting of Stockholders of the Company to be held virtually on Monday, November 2, 2015, at 11:00 a.m. (Mountain Time), and any adjournment or postponement thereof (the “Annual Meeting”). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo, where you will be able to listen to the meeting live, submit questions and vote online.

In this document, the words “Zayo,” the “Company,” “we,” “our,” “ours,” and “us” refer only to Zayo Group Holdings, Inc. and not any other person or entity.

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending our stockholders a one-page notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our stockholders will not receive printed copies of the proxy materials unless specifically requested. Instead, the one-page notice that our stockholders receive will tell them how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells our stockholders how to submit their proxy card on the Internet and how to request to receive a printed copy of our proxy materials. We expect to provide notice and electronic delivery of this proxy statement to such stockholders on or about September 23, 2015.

Purpose of the Meeting

The matters to be considered at the Annual Meeting are:

1. the election of the three directors named in this proxy statement;

2. the ratification of KPMG LLP as our independent registered public accounting firm;

3. an advisory vote approving executive compensation;

4. an advisory vote on the frequency of future advisory votes on executive compensation; and

5. the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Voting and Quorum, Abstentions, and Broker Non-Votes

Only holders of record (the “Stockholders”) of our common stock (the “Common Stock”) as of the close of business on September 11, 2015 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At September 11, 2015 there were 243,008,679 shares of Common Stock outstanding. You may vote all shares owned by you as of the Record Date, including (i) shares held directly by you in your name as the Stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you are entitled to vote in any one of the following ways:

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1.        Virtual Meeting Website.  Stockholders who choose to attend the virtual Annual Meeting can vote via the virtual meeting website by visiting www.virtualshareholdermeeting.com/zayo. You will need the 16-digit control number included on your notice of Internet availability of proxy materials in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

2.        By Internet.  Stockholders can vote on the Internet by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.

3.        By Mail.  Stockholders can vote by mail after requesting a paper copy of the proxy materials, including a proxy card, by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.

4.        By Telephone. Stockholders can vote over the telephone using the toll-free telephone number obtained by accessing the website set forth in the instructions provided in the one-page notice regarding the Internet availability of proxy materials.

Beneficial Owner. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the voting power of the Common Stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against, or withholding authority or abstaining with respect to a particular matter.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the virtual Annual Meeting. All of the proposals presented at the Annual Meeting, other than the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016 (“Fiscal 2016”), are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Required Votes

Directors will be elected by a plurality of the votes cast.  This means that the nominees with the most votes will be elected.  Votes may be cast for or withheld from a nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Annual Meeting.

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The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of  the ratification of our selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2016.  Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes “against” the this proposal. Because the ratification of our independent registered public accounting firm is considered a “routine” matter, brokers will be entitled to vote on the proposal at their discretion. Therefore, broker non-votes will have the same effect as a vote against the proposal.

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the advisory vote on executive compensation. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes “against” the say-on pay proposal. Broker non-votes, however, will not be considered as entitled to vote on this proposal, and therefore, will have no effect on the outcome of this proposal.

The result of the advisory vote on the frequency of future advisory votes on executive compensation is determined by a plurality. Accordingly, abstentions and broker non-votes will have no effect on the outcome of such proposal.

Revocation and Voting of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof by (i) delivering to the Corporate Secretary of the Company a revocation of proxy, (ii) executing a new proxy bearing a later date, or (iii) attending and voting at the virtual Annual Meeting. Attendance at the virtual Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

All valid, unrevoked proxies will be voted as directed. If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted:

•	FOR the election of the three nominees named in this proxy statement for director of the Company;
•	FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2016;
•	FOR the non-binding advisory resolution to approve the compensation paid to our named executive officers for Fiscal 2015; and
•	FOR “one year” for the non-binding advisory resolution on the frequency of future advisory votes on executive compensation.

With respect to such other matters as may properly come before the Annual Meeting, votes will be cast in the discretion of the appointed proxies.

Proxy Solicitation

We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by personal interview, telephone, facsimile, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock.

Attending the Virtual Annual Meeting

Stockholders as of the Record Date are invited to attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/zayo. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials.  The Annual Meeting will begin promptly at 11:00 a.m. (Mountain Time). Online check-in will begin at 10:55 a.m., (Mountain Time) and you should allow ample time for the online check-in procedures.

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Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL 1.  Election of Directors

It is proposed to elect the three directors nominated in this proxy statement to serve until the annual meeting of stockholders in 2018, and until a successor shall have been duly elected and qualified. Proxies cannot be voted for more than three persons. Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted FOR the election of the persons listed for a term expiring in 2018.

Each of the nominees listed below has agreed to serve as a director of the company if elected. The company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees are unable to serve or for good cause will not serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy.

Nominees for Director with Term Expiring at the Annual Meeting of Stockholders in 2018

Name	Age[1]	Position
Daniel Caruso	52	Chief Executive Officer, Chairman of the Board
Don Gips	55	Director, Compensation Committee and Nominating & Governance Committee Member
Nina Richardson	56	Director Nominee

The following persons shall continue to serve as directors for the terms indicated:

Directors with Terms Expiring at the Annual Meeting of Stockholders in 2016

Name	Age[1]	Position
Michael Choe	43	Director, Compensation Committee Chairman, Nominating & Governance Committee Member
Rick Connor	66	Director, Audit Committee Chairman

Directors with Terms Expiring at the Annual Meeting of Stockholders in 2017

Name	Age[1]	Position
Phil Canfield	47	Director, Nominating & Governance Committee Chairman
Linda Rottenberg	46	Director, Compensation Committee and Audit Committee Member

________

(1)	Age as of September 11, 2015.

Stephanie Comfort will continue to serve as a director until her current term expires at the Annual Meeting. Below you can find information, including biographical information, about our current directors, nominees for director, and directors whose terms continue after the Annual Meeting, as well as a discussion of the specific experiences, qualifications, attributes and skills considered by the Board in concluding that such individuals should serve as directors.

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Dan Caruso, one of our cofounders, has served as our Chief Executive Officer and Director since our inception in 2007. Between 2004 and 2006, Mr. Caruso was President and CEO of ICG Communications, Inc. (“ICG”). In 2004, he led a buyout of ICG and took it private. In 2006, ICG was sold to Level 3 Communications, Inc. (“Level 3”). Prior to ICG, Mr. Caruso was one of the founding executives of Level 3, and served as their Group Vice President from 1997 through 2003 where he was responsible for Level 3’s engineering, construction, and operations organization and most of its lines of business and marketing functions at different times. Prior to Level 3, Mr. Caruso was a member of the MFS Communications Company, Inc. (“MFS Communications”) senior management team. He began his career at Illinois Bell Telephone Company, a former subsidiary of Ameritech Corporation. He holds an MBA from the University of Chicago and a B.S. in Mechanical Engineering from the University of Illinois. Mr. Caruso brings to the Board extensive leadership experience and, as our cofounder, significant knowledge of the Company’s business, strategy, and industry.

Don Gips has served as a Director since July 2013. Mr. Gips served as the United States Ambassador to South Africa from July 2009 until January 2013 and is currently a Senior Counselor at the Albright Stonebridge Group, a global strategy firm headquartered in Washington, DC. He also serves as a Senior Advisor to the Blackstone Group and a Venture Partner at Columbia Capital. He is also the chairman of the U.S. Chamber of Commerce’s U.S.-South Africa Business Council. Mr. Gips served as assistant to President Obama on the Presidential Transition Team and then served in the White House, where he ran the office of Presidential Personnel. Mr. Gips previously served in the White House during the Clinton administration, working as Chief Domestic Policy Advisor to Vice President Al Gore. From 1998-2008, Mr. Gips was Group Vice President of Global Corporate Development for Level 3 Communications. Mr. Gips also served as Chief of the International Bureau at the Federal Communications Commission where he was responsible for WTO negotiations and spectrum policy. Before entering government, he was a management consultant to Fortune 500 companies at McKinsey & Company. Mr. Gips received an MBA from the Yale School of Management where he was recently honored as a Donaldson Fellow and received his undergraduate degree from Harvard University. Mr. Gips was appointed Director as a result of his extensive experience in the telecommunications industry.

Nina Richardson has been nominated to become a director. Ms. Richardson co-founded Three Rivers Energy, an energy services company, in November 2003 and currently serves as a Managing Director. Ms. Richardson previously served as the Chief Operating Officer at GoPro, Inc., a producer of mountable and wearable cameras and accessories, from February 2013 to February 2015. From March 2006 to January 2013, Ms. Richardson provided operations consulting and interim operations management services for a variety of companies as a self-employed independent consultant. From October 2008 to July 2009, Ms. Richardson was the Chief Administrative Officer of Riverwood Solutions, a supply chain solutions provider. From October 1999 to March 2005, Ms. Richardson held various executive positions at Flextronics International, Ltd., a manufacturing services company, including Vice President of Worldwide Design for Imaging and Printing, Vice President and Global Account Manager of the Hewlett Packard Account and Vice President and General Manager of Flextronics’ Cisco Business Unit. Ms. Richardson holds a B.S. in Industrial Engineering from Purdue University and an Executive M.B.A. from Pepperdine University. Ms. Richardson was nominated as a director as a result of her extensive operational and leadership experience in the technology area.

Michael Choe has served as a Director since March 2009 and is the Chairman of the Compensation Committee. Mr. Choe is currently a Managing Director and President at Charlesbank Capital Partners LLC, a private equity firm where he is responsible for executing and monitoring investments in companies. He joined Harvard Private Capital Group, the predecessor to Charlesbank, in 1997, and was appointed as Managing Director in 2006. Prior to that he was with McKinsey & Company, where he focused on corporate strategy work in energy, health care, and media. Mr. Choe graduated from Harvard University with a B.A. in Biology. Mr. Choe currently serves on several private company boards. Mr. Choe was appointed Director as a result of his extensive experience with mergers and acquisitions of middle-market companies.

Rick Connor has served as a Director and Chairman of the Audit Committee since June 2010. Mr. Connor is currently retired. Prior to his retirement in 2009, he was an audit partner with KPMG LLP where he served clients in the telecommunications, media, and energy industries for 38 years. From 1996 to 2008, he served as the Managing Partner of KPMG’s Denver office. Mr. Connor earned his B.S. degree in accounting from the University of Colorado. Mr. Connor is a member of the Board of Directors and Chairman of the Audit Committee of Antero Resources Corporation, an independent oil and natural gas corporation, and Antero Resources Midstream Management LLC, the general partner of Antero Midstream Partners LP, a master limited partnership formed by Antero Resources Corporation. Mr. Connor is also a member of the Board of Directors and Chairman of the Audit Committee of Centerra Gold, Inc., a Toronto based gold mining company listed on the Toronto Stock Exchange. Mr. Connor was appointed Director and the Chairman of the Audit Committee as a result of his extensive technical accounting and auditing background, knowledge of SEC filing requirements and experience with telecommunications clients.

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Philip Canfield has served as a Director since July 2012 and is the Chairman of the Nominating & Governance Committee. Mr. Canfield is a Managing Director of private equity firm GTCR LLC and currently co-heads GTCR’s Technology, Media and Telecommunications investment team. Mr. Canfield joined GTCR in 1992 and became a Principal in 1997. From 1990 to 1992, Mr. Canfield worked in the Corporate Finance Department at Kidder, Peabody and Company. Mr. Canfield currently serves on several private company boards. He holds an M.B.A. from the University of Chicago and a B.B.A. in finance with High Honors from the Honors Business Program at the University of Texas. Mr. Canfield was appointed Director as a result of his extensive experience in corporate finance and in the telecommunications industry.

Linda Rottenberg has served as a Director since May 2014. Ms. Rottenberg is the chief executive officer of Endeavor Global, Inc., a global nonprofit organization that she co-founded in 1997 and that catalyzes economic growth by selecting, mentoring and accelerating high-impact entrepreneurs around the world. In addition to her responsibilities at Endeavor, Ms. Rottenberg serves on the advisory council of the Abraaj Group and on the World Economic Forum’s global steering committee on entrepreneurship. Ms. Rottenberg earned a law degree at Yale Law School and a bachelor’s degree from Harvard University. Ms. Rottenberg was appointed Director as a result of her extensive experience in entrepreneurship, innovation, business development, and leadership.

Stephanie Comfort has served as a Director since July 2013. Ms. Comfort currently serves as Senior Vice President, Corporate Strategy, Communications and Marketing of DigitalGlobe, Inc., a provider of geospatial information products and services. Ms. Comfort was previously an advisory partner with Genesis, Inc., a Denver-based consultancy, since June 2013 where she provides strategy and investor relations consulting to companies in a broad range of industries. Prior to Genesis, Stephanie was Executive Vice President, Corporate Strategy and Development at CenturyLink. Serving in the same role at Qwest Communications International, she was one of four senior executives selected to join the CenturyLink Leadership Team, post-merger. During her ten years at both companies, Ms. Comfort’s responsibilities included corporate strategy, product innovation, brand strategy, investor relations and mergers and acquisitions. Before joining Qwest, Ms. Comfort held various management and analyst positions including 18 years covering the Telecommunications Services sector as a top-ranked sell-side analyst on Wall Street. Stephanie joined Qwest in 2002 from Morgan Stanley where she served as senior telecommunications services analyst, and was recognized as an “All-Star Analyst” by Institutional Investor Magazine and a “Top Stock Picker” by the Wall Street Journal. Stephanie holds an MBA from The Wharton School and a BA in Economics from Wellesley College. Ms. Comfort was appointed Director as a result of her experience in the telecommunications industry, specifically as it relates to operating companies, and her Wall Street investment experience.

Recommendation of the Board

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED ABOVE.

PROPOSAL 2.  Ratification of Appointment of Independent Registered Public AccountING FIRM

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016. Services provided to the Company by KPMG LLP in the fiscal years ended June 30, 2015 (“Fiscal 2015”) and June 30, 2014 (“Fiscal 2014”) are described below.

The Company is asking its stockholders to ratify the selection of KPMG LLP as its independent registered public accounting firm. Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of KPMG LLP to its stockholders for ratification as a matter of good corporate practice.

A representative of KPMG LLP will be present at the virtual Annual Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from our stockholders.

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Audit Fees

In connection with the audit of the Fiscal 2015 consolidated financial statements, the Company entered into an engagement agreement with KPMG LLP, which set forth the terms by which KMPG LLP agreed to perform audit services for the Company.

Set forth below is information relating to the aggregate fees paid to KPMG LLP for professional services rendered for the fiscal years ended June 30, 2015 and 2014, respectively.

	Fiscal 2015	Fiscal 2014
	(in millions)
(1) Audit Fees	$2.4	$2.3
(2) Audit-related fees	—	0.3
(3) Tax fees	0.6	0.5
(4) All other fees	—	—

For the purposes of the preceding table, the professional fees are classified as follows:

•	Audit fees — These are the aggregate fees billed for the fiscal years shown for professional services performed by KPMG LLP for the audit of the Company’s consolidated financial statements for that year, comfort letters, consents and reviews of interim/quarterly financial information.
•	Audit-related fees — These are fees billed for assurance and related services and foreign statutory audits that are traditionally performed by our independent certified public accounting firm.
•	Tax fees — These are fees billed for all professional services by professional staff of our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to mergers, acquisitions and dispositions, and requests for rulings or technical advice from taxing authorities.

It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and permissible non-audit services provided to the Company by its independent registered public accounting firm. The Audit Committee has established policies and procedures for the pre-approval of audit, audit related, tax, and permissible other services to be provided to the Company by its independent registered public accounting firm. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum of $100,000 per engagement, per additional category of services, or in excess of pre-approved budgeted levels for the specified service, provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting. The Company provides quarterly reporting to the Audit Committee regarding services performed by and fees paid to its independent registered public accounting firm. Audit fees for Fiscal 2015 and Fiscal 2014 included $0.5 million and $0.7 million, respectively, for services related to SEC filings, including comfort letters and consents. All fees listed in the table above were pre-approved by the Audit Committee.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.

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In the event that the Company’s stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

PROPOSAL 3.  ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with opportunity to make a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

The Company asks that you indicate your support for our executive compensation policies and practices as described in “Compensation Discussion and Analysis,” and the accompanying tables and related disclosures in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, and the policies and practices described in this proxy statement. Your vote is advisory and so will not be binding on the Compensation Committee or the Board. However, the Board will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal will be required for approval.

We believe that the experience, abilities and commitment of our named executive officers are unique in the industry, and recognize the need to fairly compensate and retain a senior management team that has produced excellent operating results over the past several years. Accordingly, the Compensation Committee makes compensation decisions for our executive officers after consideration of the following primary objectives:

•	to have aggregate compensation levels that map to top quartile levels relative to those companies with which we compete for employees in order to obtain top quartile talent;
•	to have a mix of current (cash) compensation and long-term compensation (equity), which is weighted towards long-term compensation in order to align interests of employees with those of investors; and
•	to focus on performance reflected in equity compensation that is tied to our equity value growth.

Further, we do not believe that our executive compensation program encourages our management to take excessive risks.

The Board encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement, including the Compensation Discussion and Analysis beginning on page 16, which provides detailed information on the compensation of our named executive officers.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion.”

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also gives our stockholders the opportunity to make a non-binding, advisory vote on how frequently they would like to cast an advisory vote on our executive compensation. By voting on this proposal, stockholders may indicate whether they would prefer to cast an advisory vote on executive compensation every one, two, or three years. Stockholders also may abstain from voting on this proposal. The frequency (every one, two, or three years) that receives the highest number of votes will be deemed to be the choice of the stockholders.

After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every year. In formulating its recommendation, our Board considered that compensation decisions are made annually and that an annual advisory vote on executive compensation will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board of Directors, the Board of Directors will carefully consider the stockholder vote on this proposal, along with all other expressions of stockholder views it receives on this matter.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR “ONE YEAR” WITH RESPECT TO THIS PROPOSAL; HOWEVER, THIS IS NOT A VOTE TO APPROVE OR DISAPPROVE OF THE BOARD’S RECOMMENDATION.

CORPORATE GOVERNANCE

Board Composition

Our Board of Directors consists of seven directors. Election of our directors is governed by our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”). In accordance with the Stockholders Agreement between the Company, on the one hand, and each stockholder listed on the signature pages thereto, on the other hand (the “Stockholders Agreement”), investment funds affiliated with GTCR LLC (“GTCR”) and Charlesbank Capital Partners (“Charlesbank”) each have the right to nominate one independent director for consideration by the Nominating and Governance Committee when the current terms of their respective designees, Mr. Canfield and Mr. Choe, expire. If the Nominating and Governance Committee determines in good faith that a designee is not a suitable candidate then it may reject the designee, and GTCR or Charlesbank, as applicable, shall have the right to nominate an alternative individual for consideration, such process to continue until a suitable candidate is designated. Each of GTCR and Charlesbank shall retain these board nomination rights until its ownership of Company shares falls below 50% of the amount it owned immediately prior to the Company’s initial public offering.

Classified Board

Our Certificate of Incorporation and Bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

•	Class I directors are Mr. Caruso, Ms. Comfort and Mr. Gips, whose terms will expire at the Annual Meeting;

•	Class II directors are Mr. Choe and Mr. Connor, whose initial terms will expire at the annual meeting of stockholders to be held in 2016; and

•	Class III directors are Mr. Canfield and Ms. Rottenberg, whose initial terms will expire at the annual meeting of stockholders to be held in 2017.

Ms. Comfort’s term as a director will expire at the Annual Meeting.

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Directors for a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. As a result, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his successor, or his earlier death, resignation, or removal.

Director Independence

In September 2015, our Board undertook a review of the independence of our directors and director nominee and considered whether any director or director nominee had a material relationship with us that could compromise that person’s ability to exercise independent judgment in carrying out his or her responsibilities. Our Board affirmatively determined that each of Mr. Choe, Mr. Canfield, Ms. Comfort, Mr. Gips, Mr. Connor, Ms. Rottenberg, and Ms. Richardson is independent under the rules of the NYSE.

There are no family relationships among any of our directors, director nominee, or executive officers.

Committees of the Board

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. The composition, duties, and responsibilities of our committees are as set forth below. Each of these committees has a written charter approved by our Board. Copies of these committee charters as well as our corporate governance guidelines are available, without charge, upon request in writing to Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301, Attn: Corporate Secretary, or by clicking on “Corporate Governance” in the Investors section of our website, www.zayo.com.

Audit Committee

Our Audit Committee has the following responsibilities, among other things, as set forth in its written charter:

•	reviewing relevant financial reports, disclosures within those reports, accounting policies and practices, and the processes used to produce such reports;
•	appointing, reviewing, compensating, retaining, and overseeing our independent registered public accounting firm;
•	approving in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm;
•	establishing and reviewing policies for our hiring of employees or former employees of the independent registered public accounting firm to ensure compliance with SEC regulations and NYSE requirements;
•	reviewing and discussing with the Independent Auditor the matters required to be discussed by Auditing Standard No. 16, as adopted by the PCAOB and amended from time to time;
•	overseeing our internal audit function;
•	monitoring our accounting policies and practices, financial and accounting controls, and compliance with legal, regulatory, and policy requirements;
•	preparing the audit committee report required to be included in our annual proxy statement;
•	reviewing and approving any related party transactions in accordance with our related party transactions policy, as in effect from time to time; and
•	periodically reviewing and discussing with management the Company’s policies with regard to risk assessment and risk management, identified risks (including both low probability and high impact risks) and the controls around those risks.

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Our Audit Committee currently consists of Mr. Connor, Ms. Comfort and Ms. Rottenberg, each of whom is a non-employee director who meets the applicable requirements for financial literacy. Our Board has determined that Mr. Connor qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, our Board has determined that each of Mr. Connor, Ms. Comfort, Ms. Rottenberg, and Ms. Richardson meets the definition of an independent director for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules. Assuming her election at the Annual Meeting, it is anticipated that Ms. Richardson will join the Audit Committee.

Compensation Committee

Our Compensation Committee has the following responsibilities, among other things, as set forth in its written charter:

•	reviewing and evaluating the Company’s long-term strategy of employee compensation and assessing risks related to our compensation policies and programs;
•	reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer;
•	annually evaluating the performance of our Chief Executive Officer in light of such compensation goals and objectives and determining the compensation of our Chief Executive Officer;
•	annually reviewing and approving the compensation of our other executive officers;
•	reviewing and approving any severance or termination arrangements to be made with any of our executive officers;
•	reviewing, and either approving or endorsing for the board’s approval, the design of and changes to our compensation and benefit plans;
•	preparing the Compensation Committee report required to be included in our annual proxy statement;
•	reviewing and making recommendations to the board with respect to the compensation of our non-employee directors; and
•	at least annually, assessing whether the work of any compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in our annual report or proxy statement.

Our Compensation Committee consists of Mr. Choe, Mr. Gips and Ms. Rottenberg. Our Board has determined that each of Mr. Choe, Mr. Gips and Ms. Rottenberg is a non-employee director as defined in Rule 16b-3 of the Exchange Act, an outside director as defined in Section 162(m) of the Internal Revenue Code, and meets the definition of an independent director for purposes of serving on a compensation committee under the NYSE rules.

Nominating and Governance Committee

Our Nominating and Governance Committee has the following responsibilities, among other things, as set forth in its written charter:

•	evaluating the appropriate size, structure, composition and functioning of the board and evaluating proposed changes to the criteria for board membership;
•	evaluating the independence of existing and prospective directors;
•	identifying and evaluating individuals qualified to become board members or to be re-nominated as board members;

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•	recommending qualified candidates for election to the board or re-election at each annual stockholder’s meeting;
•	recommending candidates to be elected by the board as necessary to fill vacancies and newly created directorships;
•	recommending committee members and chairpersons to the board for appointment;
•	evaluating and assessing the performance of the board, the members of the board, and the board’s committees;
•	periodically reviewing the board’s leadership structure and recommending changes to the board as appropriate, including recommendations to the independent directors regarding the appointment of a lead independent director;
•	periodically reviewing and assessing the channels through which the board receives information;
•	developing appropriate board orientation and training programs for new board members as well as continuing education requirements for existing board members;
•	developing and annually assessing corporate governance guidelines and a code of ethics for employees and board members;
•	making an annual report to the board on succession planning; and
•	reviewing and recommending to the board for approval changes to, or additions of, officers of the Company.

Our Nominating and Governance Committee consists of Mr. Canfield, Mr. Gips, and Mr. Choe. Our Board has determined that each of Mr. Canfield, Mr. Gips, and Mr. Choe is a non-employee director and meets the definition of an independent director under the NYSE rules.

Code of Ethics

We have adopted a written code of ethics applicable to our directors, officers and employees, including our principal executive officer and senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. In the event that we make any changes to, or provide any waivers from, the provisions of our code of conduct applicable to our principal executive officer and senior financial officers, we intend to disclose such events on our website or in a report on Form 8-K within four business days of such event. A copy of our code of ethics is available by clicking on “Corporate Governance” in the Investors section of our website, www.zayo.com.

Board Leadership Structure

With respect to the roles of Chairman of the Board and Chief Executive Officer, our corporate governance guidelines provide that the roles may be separated or combined, and our Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Board believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. Mr. Caruso currently serves as both Chief Executive Officer and Chairman of the Board, which enables him to act as the key link between our Board and the other members of management. Our Board believes that his service in both roles is currently in the best interest of our Company and our stockholders, as it provides strong unified leadership for our Company.

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Our corporate governance guidelines provide that if the Chairman of the Board is a member of management, or if no Chairman of the Board has been elected, the Board may designate the Chairman of the Nominating and Governance Committee as the Lead Director. The Lead Director is, among other things, responsible for coordinating and presiding over any required executive sessions and will be consulted in the determination of the frequency, place, time, and length of regular meetings of the Board. The Board has appointed Mr. Canfield as Lead Director. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion.

Our corporate governance guidelines further provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that our Company, like many United States companies, is well served by this flexible leadership structure.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

While the Board has primary responsibility for oversight of our risk management, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks arising from compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to corporate governance matters.

The Board, led by the Nominating and Governance Committee, conducts an annual self-evaluation of the Board and its members to determine whether it and its committees are functioning effectively. This process includes an annual self-evaluation by each Board committee.

Selection of Board Nominees

The Nominating and Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders, and uses the same criteria to evaluate all candidates. The Committee has established a procedure for submission of suggestions by stockholders and will consider candidates recommended in writing, including the candidate’s full name, biographical information, qualifications for Board membership, and personal references. All submissions should include verification of the stockholder status of the person submitting the recommendation and be sent to the Corporate Secretary at Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301.

In accordance with the Stockholders Agreement, investment funds affiliated with GTCR and Charlesbank each have the right to nominate one independent director for consideration by the Nominating and Governance Committee when the current terms of their respective designees, Mr. Canfield and Mr. Choe, expire. If the Nominating and Governance Committee determines in good faith that a designee is not a suitable candidate then it may reject the designee, and GTCR or Charlesbank, as applicable, shall have the right to nominate an alternative individual for consideration, such process to continue until a suitable candidate is designated. Each of GTCR and Charlesbank shall retain these board nomination rights until its ownership of Company shares falls below 50% of the amount it owned immediately prior to the Company’s initial public offering.

Candidates for nomination to our Board are selected by the Board based on the recommendation of the Nominating and Governance Committee in accordance with the Committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines, the Stockholders Agreement and the director qualifications considerations set forth below. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

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Ms. Richardson was identified by an executive officer through industry and investment community networks.

Director Qualifications

The Nominating and Governance Committee of the Board is responsible for evaluating and then reviewing with the Board from time to time the appropriate qualifications, expertise and characteristics required of Board members. This assessment includes an evaluation of diversity, experience, and skills, including the individual’s understanding of telecommunications, infrastructure, corporate finance, accounting, internal controls, technology, sales and marketing, and strategic business planning. Other considerations include:

•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

•	the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of on which he or she serves.

The brief biographical description of each director set forth in Proposal 1 above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

Stockholder or Other Interested Party Communications

Stockholders or other parties interested in communicating directly with the Board, or specified individual directors or the non-management or independent directors as a group, may do so by writing the Corporate Secretary at Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301. The Secretary will review all such correspondence and will regularly forward to the Board or the specified individual director or group of directors copies of all such correspondence that, in the opinion of the Secretary, relates to the functions of the Board or its committees or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Stock Ownership Guidelines

Our Board believes that Company directors and executive officers should have a meaningful ownership stake in the Company to align the financial interests of executives, directors and shareholders, to foster a long-term management orientation, and promote sound corporate governance. Therefore, the Board has adopted stock ownership guidelines that apply to our non-employee directors and our executive officers. Under these guidelines, our executive officers are required to own shares of our common stock equal in value to multiples of their base salaries as follows: Chief Executive Officer—8x; Chief Financial Officer—5x; other executive officers—3x. Our non-employee directors are required to own shares of our common stock equal in value to five times the annual retainer for Board service (assuming each director elected to receive the annual retainer in cash, after taxes, and excluding committee fees or fees for service as Lead Director). Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines.

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Executive officers and non-employee directors (collectively, “Participants”) must meet their applicable stock ownership targets within five years of becoming subject to the guidelines. Until a Participant achieves the required level of ownership, he or she is required to retain at least 50% of the net shares received as a result of the vesting of equity grants. Net shares are those that remain after shares are netted to pay any applicable tax withholdings. Furthermore, after reaching the applicable stock ownership target, our executive officers are required to retain at least 50% of the net shares received as a result of the vesting of equity grants for a period of one year from the date of vesting. Shares of common stock owned outright or underlying time-vesting equity grants are counted for purposes of these guidelines.

Compliance with stock ownership guidelines is monitored by the Nominating & Governance Committee, which is required to make an annual report regarding compliance to the full Board.

Director Attendance

During Fiscal 2015, the Board held six meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Governance Committee held four meetings. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which such director served (during the period that such director served on our Board and any committee).

We expect all members of the Board to attend our annual meetings of stockholders absent unusual circumstances. We completed our initial public offering in October 2014 and did not have an annual meeting of our stockholders during fiscal 2015.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of September 11, 2015. Additional biographical information for each individual is provided in the text following the table. For information regarding Mr. Caruso, please refer to Proposal 1 above titled “Election of Directors.”

Name	Age	Position
Ken desGarennes	44	Chief Financial Officer
Matt Erickson	38	President & Chief Operating Officer, Zayo Physical Infrastructure
Chris Morley	41	President & Chief Operating Officer, Zayo Cloud and Connectivity

Ken desGarennes has served as our Chief Financial Officer and Vice President since October 2007. From November 2003 to October 2007, Mr. desGarennes served as Chief Financial Officer for Wire One Communications, Inc. (“Wire One”). Prior to joining Wire One, Mr. desGarennes was a Senior Director at The Gores Group, LLC, a technology-focused private equity firm. Mr. desGarennes started his career as a commercial banking officer with First Union Bank before moving to Accenture plc, where he worked for six years in a corporate development role. Mr. desGarennes received his B.S. in finance from the University of Maryland in College Park.

Matt Erickson has served as the Chief Operating Officer of the Zayo Physical Infrastructure business segment since May 2015 and as the President of that segment since May 2014. Mr. Erickson joined the Company in 2006. From 2006 through May 2014, Mr. Erickson has held various roles at the Company, including President of Zayo Fiber and Transport Infrastructure, President of Zayo Fiber Solutions, Senior Vice President of Corporate Development & Strategy and Vice President of Marketing & Product Management. In addition to his responsibilities for the strategic product groups within the Physical Infrastructure business segment (Dark Fiber, zColo, and Mobile Infrastructure Group), Mr. Erickson oversees Zayo’s construction and outside plant organizations. Before joining the Company, Mr. Erickson was at ICG, where he was Vice President of Marketing & Product Management from 2004 to 2006. Prior to ICG, Mr. Erickson was at Level 3, where he held various roles including internet, transport and infrastructure product management and corporate strategy/development. Mr. Erickson began his career at PricewaterhouseCoopers in the audit and financial advisory services groups. Mr. Erickson received his B.S. in Accounting from Colorado State University.

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Chris Morley has served as the Chief Operating Officer of the Zayo Cloud and Connectivity business segment since May 2015 and as the President of that segment since February 2015. Mr. Morley joined the Company in 2009 and served as Chief Financial Officer and Head of Product Management for the Zayo Bandwidth business unit until December 2010. From December 2010 through May 2012, Mr. Morley served as the President of zColo. More recently, Mr. Morley served as President of IP, Colocation, and Ethernet from May 2012 and the Network Control Center from June 2013, President of Waves and SONET from December 2013, and as President, Sales and Marketing from April 2014 until February 2015, when he became President of the Zayo Lit Services business segment (later renamed Zayo Cloud and Connectivity). From 2008 until joining the Company in 2009, Mr. Morley acted as an independent consultant advising operating companies and private equity investors on strategy, merger and acquisition due diligence, execution, and operational improvements. In addition to his responsibilities for the strategic product groups within the Cloud and Connectivity business segment (Wavelengths, Ethernet, IP, Sonet, and Cloud), Mr. Morley oversees Zayo’s network control center (NCC) and field operations. During 2006 and 2007, Mr. Morley served as part of the management team for One Communications Corporation, serving as Chief Integration Officer and the Executive Vice President of Operations and Networks. From 1999 to 2006, Mr. Morley served as part of the management team for Conversent Communications, LLC, serving as Executive Vice President of Operations and Engineering. Mr. Morley received his B.S. in Finance from the University of Denver.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers for Fiscal 2015. When we refer to “named executive” or “named executive officer” in this section, we mean the four executives listed in the Summary Compensation Table, below.

Compensation Objectives

The Company has developed a talent philosophy statement that guides our compensation objectives and practices. The talent philosophy articulates the characteristics of employees that we seek to attract and retain in our quest to achieve our mission; it also captures the culture that we seek to foster in support of our mission.

Talent Philosophy.    The Company seeks to be the employer of choice for highly skilled, entrepreneurial employees who are integral to being the premier provider of bandwidth infrastructure services. Specifically, the Company targets employees that:

•	are top quartile talent, which is essential to be the premier provider;
•	are entrepreneurial, to foster an innovative environment and thought leadership, and an organization that thrives on change;
•	are customer oriented, to seek out simple and innovative ways to enamor our customers;
•	are technically adept, to ensure operational, network engineering and software development strength;
•	are interested in professional development, so we can develop future leadership and innovation;
•	are financially astute, given our over-riding equity IRR guiding principle and financially oriented culture;
•	value equity ownership, as we want employees who are motivated by participating in value creation for our stakeholders; and
•	are highly diverse, as a diverse workforce is more effective and fosters a healthier work environment.

The objective of our compensation program is to enable us to attract and retain employees consistent with our talent philosophy, while rewarding and incentivizing our employees to achieve the Company’s mission. The first component of our compensation objectives is aggregate compensation levels that map to top quartile levels relative to those companies with which we compete for employees in order to obtain top quartile talent. The second component of our compensation objectives is the mix of current (cash) compensation and long-term compensation (equity), which is weighted towards long-term compensation in order to align interests of employees with those of investors. The third component of our compensation objectives is a focus on performance reflected in equity compensation that is tied to our equity value growth. Substantially all of our employees have a material portion of their compensation tied to the Company’s performance, and a large portion of the overall compensation of our executives is comprised of long-term compensation.

The Compensation Committee of the Company engaged Frederic Cook, an international compensation consultant, in Fiscal 2014 to help evaluate the elements of executive compensation discussed below and benchmark the levels of compensation for the named executive officers. In performing their benchmarking, Frederic Cook included the following companies in their benchmarking study: Akamai, American Tower, Cablevision, Cogent Communications, Coresite Realty, Crown Castle, Cyrus one, Digital Realty Trust, DuPont Fabros, Echostar, Equinix, F5 Networks, Finistar, Level 3 Communications, Rackspace Hosting, SBA Communications, tw telecom, US Cellular and Vonage.

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The Board and Compensation Committee have established the following procedures with regard to Compensation Committee consultants:

•	the Compensation Committee has the sole authority to retain, obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor;
•	the Compensation Committee may select such a consultant only after considering the consultant’s independence from the Company and management; and
•	the Committee evaluates the objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

The Compensation Committee has assessed the independence of Frederic Cook as required by the Compensation Committee’s charter, as referenced above, and concluded that Frederic Cook is independent from the Company and management and that Frederic Cook’s work has not raised any conflicts of interest. The conclusion is based on the Compensation Committee’s procedures and the fact that Frederic Cook’s services are limited to compensation consulting.

Elements of Executive Compensation

The components of compensation for our executives are base salary, quarterly non-equity incentive compensation, equity participation, and benefits. In addition, in limited circumstances, the Compensation Committee may exercise its discretion to pay other cash bonuses. Total compensation is targeted in the top quartile for the industry and is based on the executive’s experience, historical performance and demands of the position. Total compensation increases based on the position and increased responsibility. Pursuant to our objective of aligning our executives’ interests with the interests of our equity holders, we create compensation packages that target top quartile industry levels by combining base salaries that are at or below industry levels with non-equity and equity incentives that are at or above industry levels. The percentage of compensation that is “at risk” also increases with position and responsibility. “At risk” compensation includes potential quarterly payouts under our non-equity incentive compensation plan and long-term incentive awards. Executives with greater roles in, and responsibility for, achieving our performance goals bear a greater proportion of the risk that those goals are not achieved and receive a greater proportion of the rewards if goals are met or surpassed.

Base Salary.    We provide our executives with a base salary to provide them with an immediate financial incentive. Base salaries are determined based on (1) a review of salary ranges for similar positions at the peer companies included in the Frederic Cook benchmarking study, (2) the specific experience level of the executive and (3) expected contributions by the executive. Base salaries are generally below our peer companies. Base salaries are approved by the Board’s Compensation Committee and are based on the recommendation of our CEO, Mr. Caruso. Base salaries may be reviewed and adjusted from time to time based on individual merit, promotions or other changes in job responsibilities. There are no scheduled reviews or automatic increases in base salary.

During Fiscal 2015, with the exception of Mr. Caruso, base salaries for our named executive officers were unchanged from Fiscal 2014. As part of the renegotiation of Mr. Caruso’s salary in connection with our initial public offering in Fiscal 2015, Mr. Caruso’s annual salary was reduced from $400,000 to $17,500 in exchange for a one-time equity grant.

Non-Equity Incentive Compensation Plan.  We also have a quarterly non-equity incentive compensation plan in which most of our full-time, non-sales employees, including our executives, participate. Similar to base salaries, this plan provides our executives with potential cash payments that act as an incentive for current performance, while also encouraging behavior that is consistent with our long-term goals.

We make non-equity incentive compensation plan payments to participating executives if quarterly financial performance targets and certain qualitative business unit and corporate objectives are met. The financial targets and business unit and corporate objectives are proposed by the CEO (who has historically not participated in the non-equity incentive compensation plan) and are approved by the Compensation Committee. Our CEO recommends to the Compensation Committee the quarterly payouts under this plan, from 0% to 200% of target payout, based on the achievement of the financial performance targets and his assessment of business unit and corporate objectives. The actual financial results may be adjusted up or down to account for certain non-recurring or unusual events, if approved by the Compensation Committee.

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In Fiscal 2015, the quantitative performance threshold that formed the primary basis for non-equity incentive compensation plan payments was equity IRR. Equity IRR is calculated for each fiscal quarter payment on a rolling three quarter basis. The threshold ranges and associated payout ranges for each quarter in Fiscal 2015 were as follows:

Equity IRR Performance Threshold	Non-Equity Incentive Compensation Plan Payout of Target
Less than 0% - 5%	25%
Between 5% - 10%	25% - 50%
Between 10% - 20%	50% -100%
Between 20% - 30%	100% -150%
> 30%	150% -200%

Actual payouts under the plan are determined based on our CEO’s evaluation of performance against the quantitative performance thresholds, qualitative business unit and qualitative corporate objectives and are approved by our Compensation Committee.

The table below shows the total target payouts and actual payouts under the non-equity incentive compensation plan for Fiscal 2015 for our named executive officers.

Name	Plan Target Payout	Plan Actual Payout
Dan Caruso	$—	$—
Ken desGarennes	$233,587	$197,685
Chris Morley	$110,000	$75,625
Matt Erickson	$115,000	$101,553

Upon reevaluating the current ratio of base salary, non-equity incentive compensation and equity compensation of our named executives, we may increase their non-equity incentive compensation plan targets in connection with any increase in their base salaries with the approval of the Compensation Committee.

In Fiscal 2015, Mr. desGarennes’ annual plan target payout was increased from $120,000 to $400,000 on December 1, 2014 as part of the overall compensation review conducted in conjunction with the Company’s initial public offering. Effective January 1, 2015, Mr. desGarennes’ annual plan target payout was reduced from $400,000 to $300,000 in order to reallocate $100,000 to a direct report of Mr. desGarennes.

Our CEO, Mr. Caruso, does not earn a quarterly payment under the non-equity incentive compensation plan and while his base salary was decreased in Fiscal 2015, there was no change to his participation in the non-equity incentive compensation plan.

In the first quarter of Fiscal 2015, measured equity IRR was 23% indicating a non-equity incentive compensation plan payout of 100% to 150% of target. Actual payouts for the first quarter of Fiscal 2015 by named executive officer were as follows.

Named Executive Officer	Non-Equity Incentive Compensation Plan Payout of Target
Dan Caruso	0%
Ken desGarennes	150%
Chris Morley	110%
Matt Erickson	135%

Actual payouts for each named executive officer were within the range indicated by the fiscal year 2015 payout table corresponding to the equity IRR performance threshold. Mr. desGarennes’ payout for the quarter at the top end of the range implied by the equity IRR reflected a qualitative assessment of the value added through the initial public offering and annual audit execution. The disparity between Mr. Morley and Mr. Erickson is a direct reflection of the equity IRR results of the two reporting segments that they manage.

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In the second quarter of Fiscal 2015, measured equity IRR was 22% indicating a non-equity incentive compensation plan payout of 100% to 150% of target. Actual payouts for the second quarter of Fiscal 2015 by named executive officer were as follows.

Named Executive Officer	Non-Equity Incentive Compensation Plan Payout of Target
Dan Caruso	0%
Ken desGarennes	40%
Chris Morley	40%
Matt Erickson	40%

While a 22% measured equity IRR indicated a payout in the 100% to 150% of target, actual payouts were 40% for Mr. desGarennes, Mr. Morley and Mr. Erickson. The reduction from the indicated payout was a result of both quantitative and qualitative adjustments recommended by the CEO and approved by the Compensation Committee. The quantitative adjustment reflected the removal of certain unusual items impacting the December 31, 2014 quarterly adjusted EBITDA. If these items were excluded from the equity IRR calculation, the measured equity IRR would have been 16% indicating a payout in the 50% to 100% of target range. In addition, the payouts were adjusted for qualitative reasons including the need for the affected executives to focus on governance and cost controls.

In the third quarter of Fiscal 2015, measured equity IRR was 21% indicating a non-equity incentive compensation plan payout of 100% to 150% of target. Actual payouts for the third quarter of Fiscal 2015 by named executive officer were as follows.

Named Executive Officer	Non-Equity Incentive Compensation Plan Payout of Target
Dan Caruso	0%
Ken desGarennes	100%
Chris Morley	75%
Matt Erickson	103%

Mr. desGarennes and Mr. Erickson received payouts in line with the overall equity IRR and Company payouts. Mr. Morley’s payout reflected the lower equity IRR achievement of the business units under his direct supervision.

In the fourth quarter of Fiscal 2015, measured equity IRR was 15% indicating a non-equity incentive compensation plan payout of 50% to 100% of target. Actual payouts for the fourth quarter of Fiscal 2015 by named executive officer were as follows.

Named Executive Officer	Non-Equity Incentive Compensation Plan Payout of Target
Dan Caruso	0%
Ken desGarennes	75%
Chris Morley	50%
Matt Erickson	75%

Mr. desGarennes’ and Mr. Erickson’s payouts were in line with the equity IRR performance of their business. Mr. Morley’s payout reflected his desire to shift a portion of his payout to his direct reports in the quarter.

Equity

A significant percentage of total compensation for our executives consists of long-term incentive compensation in the form of equity. We believe equity ownership encourages executives to behave like owners and provides a clear link between the interest of executives and those of stockholders. In support of our compensation objectives, the value of equity compensation is generally above what management estimates to be the industry median, so that when combined with below or at median salaries and non-equity incentive compensation, they create total compensation in the top quartile of our industry generally.

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Equity Compensation Prior to our Initial Public Offering. Certain employees, including our executives, were granted common and preferred units in CII, our indirect parent company prior to the initial public offering. These units received a non-liquidating distribution of shares of the Company’s common stock upon our initial public offering. No new CII units were granted to employees, including the named executives, during Fiscal 2015. CII units granted prior to Fiscal 2015 continue to vest in accordance with their terms.

Equity Compensation Following our Initial Public Offering.    Following our initial public offering in October 2014, we implemented the new Performance Compensation Incentive Program (“PCIP”), in which most of our full-time employees, including our executives, participate. There are two different programs under the PCIP in which our executives participate, referred to as Part A and Part B. Each of the two parts is performance-based and provides for the grant of RSUs representing the right to receive shares of our common stock upon satisfaction of applicable vesting and performance criteria. All RSUs earned under the PCIP are granted under the Company’s 2014 Stock Incentive Plan.

Under Part A of the PCIP, participants, including our executives, are eligible to earn quarterly awards of RSUs. Each participant in Part A of the PCIP has a target annual award value, which, in the case of our executives, is determined by the Compensation Committee. Twenty-five percent of this annual target award value is allocated to each fiscal quarter. Participants are eligible to earn Part A RSUs each quarter having a value (determined at the time of grant) up to 200% of the portion of their quarterly target award value. The actual value of Part A RSUs to be awarded to a participant for any fiscal quarter is determined in the sole discretion of the Compensation Committee taking into account the Company’s measured equity IRR for the quarter (which is determined in the same manner as described above under the Company’s non-equity incentive compensation program), as well as such other factors that it deems relevant in its sole discretion (including, but not limited to, other Company, group and individual level performance factors). The number of Part A RSUs granted is calculated based on the value divided by the average closing price of the Company’s common stock over the last ten trading days of the measured performance period. Part A RSUs granted to participants, including our executives, vest based upon continued employment through one year after the last day of the quarter in which the Part A RSU grant is made, and at that time will be exchanged for an equal number of shares in the Company’s common stock.

Under Part B of the PCIP, participants, including our executives, are awarded quarterly grants of RSUs as determined by the Compensation Committee in its sole discretion. The target, maximum value, participants and participants’ individual participation percentage of Part B of the PCIP is determined by the Compensation Committee in advance of the measurement period. The target annual stock price performance is 20%. The actual Part B RSUs granted at the beginning of the measurement period is based upon the target value divided by the average closing price of the Company’s common stock over the last ten trading days of the quarter preceding the measurement period (or the initial public offering price in the case of the first grant) plus the targeted 20% annual common stock price appreciation. Part B RSUs vest, if at all, based upon (i) company stock price performance over a performance period of one year with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant (or the offering price in the case of the first grant) and the average closing price over the last ten trading days of the measurement period and (ii) continued employment through one year after the last day of the quarter preceding the grant date of the Part B RSU. The actual Part B value delivered is based on the following table:

Stock Price Performance	Payout % at Top End of Range by Quarter Immediately Preceding the Grant Date
	December 31, 2014	March 31, 2015	June 30, 2015
31-40%	450%	450%	550%
21-30%	250%	250%	300%
11-20%	100%	100%	100%
6-10%	10%	10%	0%
0-5%	0%	0%	0%

Upon vesting, RSUs convert to shares of the Company’s common stock based on the above payout percentages, which may be downward adjusted to account for the implied stock price appreciation. In the event that stock price performance exceeds 40%, the percentage is adjusted further downward in order to maintain the maximum payout percentage inclusive of that greater than 40% stock price appreciation.

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The table below shows the number of Part A RSUs and Part B RSUs granted to each named executives in Fiscal 2015.

Named Executive/Equity Class	# of RSUs
Dan Caruso
Part A	144,737
Part B	319,243
Ken desGarennes
Part A	7,195
Part B	208,824
Chris Morley
Part A	9,218
Part B	209,184
Matt Erickson
Part A	11,117
Part B	209,184

In exchange for reducing his annual salary from $400,000 to $17,500, Mr. Caruso received a one-time grant of 144,737 RSUs on November 5, 2014. The RSUs will convert to shares of the Company’s common stock on a one-for-one basis upon vesting, which will follow the Part A RSU vesting schedule. Based on the recommendation of Mr. Caruso and determination of the Compensation Committee, Mr. Caruso did not receive any additional Part A RSU grants in Fiscal 2015. Mr. Caruso’s Part B RSU grants in Fiscal 2015 reflect a 25% average participation percentage in the quarterly Part B program, as determined by the Compensation Committee and reflecting the Company’s objective of aligning the interests of our executives with investors.

Based on the determination of the Compensation Committee, Mr. desGarennes, Mr. Morley and Mr. Erickson were each granted Part A RSUs in Fiscal 2015 that reflected the same payout percentage of target by quarter as their non-equity incentive compensation plan. Similarly, each of Mr. desGarennes, Mr. Morley and Mr. Erickson received a Part B RSU grant in Fiscal 2015 that reflected a 17% average participation percentage in the quarterly Part B program, as determined by our Compensation Committee and reflecting the Company’s objective of aligning the interests of our executives with investors.

The Part B RSU awards were calculated based on an average closing price of our common stock for the last ten trading days of the quarters ended December 31, 2014 and March 31, 2015 of $30.41 and $27.83, respectively. The initial public offering price of our common stock was $19.00 per share.

Benefits. We offer our executives the same health and welfare benefit and disability plans that we offer to all of our employees. These benefits are consistent with industry norms and combined with the other elements of executive compensation are necessary to be competitive with peers in attracting and retaining talent.

Determination of Executive Compensation. Our CEO, Mr. Caruso, makes recommendations to the Compensation Committee regarding the total compensation of each executive (excluding himself), including base salary, non-equity incentive compensation, and equity participation as well as the financial targets, business unit and corporate objectives which determine non-equity incentive compensation payouts. The Compensation Committee considers the CEO’s recommendations in consultation with the full Board, and makes all final decisions for the total amount of compensation and each element of compensation for our executives, including Mr. Caruso.

Mr. Caruso and the Compensation Committee use their general knowledge of the compensation practices of other similar telecommunications companies and the information provided by the Compensation Committee’s consultant, Frederic Cook, in the formulation of their recommendations and decisions. The day-to-day design and administration of savings, health, welfare and paid time-off plans and policies applicable to our employees in general, including our executives, are handled by company management and our third-party service provider, ADP.

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Change of Control and Accelerated Vesting.    Under the respective Employee Equity Agreements for Messrs. desGarennes, Morley, and Erickson, each of their unvested CII units will immediately vest five months after the consummation of a sale of CII, provided that the relevant employee has remained continuously employed from the date of the relevant Employee Equity Agreement through the date of such sale and does not voluntarily terminate his employment prior to the expiration of such five months, and (i) all of the consideration paid in respect of such sale consists of cash or certain marketable securities or (ii) in the event that the consideration consists of other than cash or such securities, the board of directors of CII determines that such sale does not constitute a management control acquisition. For purposes of such Employee Equity Agreement, a “sale” of CII means any of (a) a merger or consolidation of CII or its subsidiaries into or with any other person or persons, or a transfer of units in a single transaction or a series of transactions, in which in any case the members of CII or the members of its subsidiaries immediately prior to such merger, consolidation, sale, exchange, conveyance or other disposition or first of such series of transactions possess less than a majority of the voting power of CII’s or its subsidiaries’ or any successor entity’s issued and outstanding capital securities immediately after such transaction or series of such transactions; or (b) a single transaction or series of transactions, pursuant to which a person or persons who are not direct or indirect wholly-owned subsidiaries of CII acquire all, or substantially all, of CII’s or its subsidiaries’ assets determined on a consolidated basis, in each case, other than (i) the issuance of additional capital securities in a public offering or private offering for the account of CII or (ii) a foreclosure or similar transfer of equity occurring in connection with a creditor exercising remedies upon the default of any indebtedness of CII. Further, for purposes of such Employee Equity Agreement, “management control acquisition” is defined as a sale of CII with respect to which (i) immediately prior to such sale of CII, Dan Caruso is serving CII as chief executive officer and (ii) after giving effect to the consummation of the sale of CII, Dan Caruso is the chief executive officer of the combined company resulting from such sale of CII.

Under our 2014 Stock Incentive Plan, if a change of control of the Company occurs and the surviving or acquiring company does not assume or continue any unvested RSU awards, then such awards will become fully vested and the grantee of unvested Part B RSUs shall also be entitled to receive a payment based on performance through a date determined by the Compensation Committee. Our Compensation Committee also has discretion to accelerate the vesting of outstanding RSU awards if there is a change in control of the Company and the grantee is terminated without cause within 24 months after such change in control. Upon a change of control, the Compensation Committee may provide for cancelation and cash settlement of all outstanding equity awards, which determination will supersede any right to acceleration of vesting. For the purposes of the 2014 Stock Incentive Plan, the Compensation Committee has the sole discretion to determine when a “change of control” of the Company has occurred.

Employment Agreement.    Dan Caruso is a founder of the Company and its subsidiaries and owns a substantial amount of equity of the Company. Mr. Caruso currently acts as our Chief Executive Officer and Chairman of the Board of Directors. Mr. Caruso is party to an employment agreement effective February 15, 2014. Under the terms of that employment agreement, Mr. Caruso reports directly to the Boards of Managers of CII and Zayo Group, LLC (“ZGL”) for a term expiring July 2, 2017, unless earlier terminated under the terms thereof. Mr. Caruso initially received a base salary of $400,000 per annum, subject to annual renegotiation. As part of the renegotiation of Mr. Caruso’s salary in connection with our initial public offering, Mr. Caruso’s annual salary was reduced from $400,000 to $17,500 in exchange for a one-time equity grant. Mr. Caruso is also eligible to participate in benefit plans generally available to our senior executive officers.

The employment agreement may be terminated by Mr. Caruso, CII or us for any or no reason at any time subject to certain conditions. If Mr. Caruso resigns for Good Reason or is terminated without Cause (as such terms are defined in the employment agreement), or upon his death, he will be entitled to receive his base salary through the termination date and any accrued benefits, and all of his unvested common units will immediately be deemed fully vested as of the termination date. Mr. Caruso is restricted from participating in a competing business and soliciting our current customers or hiring our existing employees or contractors through July 2, 2017, except that these restrictions will not apply to Mr. Caruso in the event of a Company sale, his termination without Cause or his voluntary resignation with Good Reason or in certain other circumstances set forth in the employment agreement.

The employment agreement also confirmed that Mr. Caruso’s previously issued equity compensation awards of common units and preferred units in CII fully vested as of February 15, 2014, except with respect to certain unvested common units that vest as provided in Schedule A to the employment agreement. In accordance with Schedule A, Mr. Caruso’s unvested common units vest one-third on the first anniversary of the grant date and thereafter one-thirty sixth of the total number of units in the grant will vest each month until fully vested on the third anniversary of the grant date. We have the right to repurchase vested units held by Mr. Caruso at fair market value upon a breach by Mr. Caruso of any term of his employment agreement or certain other agreements with us. Mr. Caruso is also eligible to participate in our non-equity incentive programs for executive officers but did not participate in Fiscal 2015 and is not expected to participate in future periods.

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We do not maintain any employment agreements with any of our other named executive officers.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned by our named executive officers in Fiscal 2015 and Fiscal 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Dan Caruso	2015	176,875	16,338,906	—	—	16,515,781
Chief Executive Officer	2014	270,317	6,527,487	—	—	6,797,804
Ken desGarennes	2015	240,000	9,051,485	197,685	—	9,489,170
Chief Financial Officer	2014	240,000	1,854,872	120,000	—	2,214,872
Chris Morley	2015	220,000	9,119,032	75,625	—	9,414,657
President & COO, Zayo Cloud and Connectivity	2014	215,000	569,075	112,109	—	896,184
Matt Erickson	2015	230,000	9,168,090	101,553	—	9,499,643
President & COO, Zayo Physical Infrastructure	2014	222,500	966,459	122,227	—	1,311,186

________

(1)    Stock awards reported include both the grant date value of the Part A RSU awards and Part B RSU awards, in each case calculated in accordance with financial accounting standards. For the Part B RSU awards, the values reported in the table are based on the target award based on fair value on the grant date. The grant date fair values of the Part B RSU awards, assuming maximum performance, are: Mr. Caruso—$35,600,697, Mr. desGarennes—$23,317,157, Mr. Morley--$23,358,661, Mr. Erickson--$23,358,661. Amounts shown reflect the fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718-10-10, for the fiscal years ended June 30, 2015, and June 30, 2014. Assumptions used to determine these values can be found in Note 14—Fair Value Measurements of our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (for Fiscal 2015) and in our final prospectus filed on October 17, 2014 in connection with our initial public offering (for Fiscal 2014).

(2)    Comprises compensation earned in the respective year under our quarterly non-equity incentive plan, which we describe under “—Compensation Discussion and Analysis—Elements of Executive Compensation—Non-Equity Incentive Compensation Plan.”

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Grants of Plan Based Awards in Fiscal 2015

The following table provides information about grants of plan-based awards to our named executive officers in Fiscal 2015 and non-equity incentive plan award information for Fiscal 2015:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)(#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Dan Caruso	11/5/2014	—	—	—	—	—	—	144,737	2,750,003
	11/24/2014	—	—	—	3,258	143,914	555,097	—	9,083,852
	1/16/2015	—	—	—	2,545	89,914	346,811	—	2,190,305
	4/9/2015	—	—	—	9,234	85,415	402,671	—	2,314,747
Ken desGarennes	2/19/2015	—	—	—	—	—	—	1,693	50,705
	5/21/2015	—	—	—	—	—	—	5,502	143,162
	11/24/2014	—	—	—	2,111	93,257	359,706	—	5,886,382
	1/16/2015	—	—	—	1,659	58,624	226,121	—	1,428,081
	4/9/2015	—	—	—	6,156	56,943	268,446	—	1,543,155
	N/A	—	233,587	467,174	—	—	—	—	—
Chris Morley	2/19/2015	—	—	—	—	—	—	3,255	97,487
	5/21/2015	—	—	—	—	—	—	5,963	155,157
	11/24/2014	—	—	—	2,111	93,257	359,706	—	5,886,382
	1/16/2015	—	—	—	1,669	58,984	227,510	—	1,436,850
	4/9/2015	—	—	—	6,156	56,943	268,446	—	1,543,155
	N/A	—	110,000	220,000	—	—	—	—	—
Matt Erickson	2/19/2015	—	—	—	—	—	—	3,165	94,792
	5/21/2015	—	—	—	—	—	—	7,952	206,911
	11/24/2014	—	—	—	2,111	93,257	359,706	—	5,886,382
	1/16/2015	—	—	—	1,669	58,984	227,510	—	1,436,850
	4/9/2015	—	—	—	6,156	56,943	268,446	—	1,543,155
	N/A	—	115,000	230,000	—	—	—	—	—

________

(1) These figures represent the threshold, target and maximum annual cash payout opportunity for each executive under our non-equity incentive compensation plan during Fiscal 2015 (See “—Non-Equity Incentive Compensation Plan” for additional information regarding this plan and the actual payouts for Fiscal 2015).

(2) These figures represent the threshold, target and maximum number of shares eligible to vest under Part B RSU Awards (See “—Equity Compensation Following our Initial Public Offering” for additional information regarding the Part B RSU awards).

(3) The awards shown in this column vest, if at all, based upon (i) Company stock price performance over a performance period of one year with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant (or the offering price in the case of the first grant) and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through one year after the last day of the quarter preceding the grant date of the Part B RSU.

(4) The awards shown in this column vest based upon continued employment through one year after the last day of the quarter in which the Part A RSU grant is made, and at that time will be exchanged for an equal number of shares in the Company’s common stock.

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Outstanding Equity Awards at 2015 Fiscal Year End

The table below lists the number and value of shares of Zayo common stock distributed in respect of CII units and Zayo RSU awards that have not vested at the end of Fiscal 2015:

Name	Number of Shares or Units of Stock that have not Vested (#)(1)		Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)
Dan Caruso
Zayo shares in respect of CII units	584,494	(5)	15,033,193	—	—
Part A RSUs				—	—
Granted 11/5/2014	144,737	(6)	3,722,636	—	—
Part B RSUs
Granted 11/24/2014	—		—	555,097	14,277,091
Granted 1/16/2015	—		—	2,545	65,451
Granted 4/9/2015	—		—	9,234	237,500
Ken desGarennes
Zayo shares in respect of CII units	285,445	(7)	7,341,637	—	—
Part A RSUs
Granted 2/19/2015	1,693		43,544	—	—
Granted 5/21/2015	5,502		141,511	—	—
Part B RSUs
Granted 11/24/2014	—		—	359,706	9,251,627
Granted 1/16/2015	—		—	1,659	42,674
Granted 4/9/2015	—		—	6,156	158,332
Chris Morley
Zayo shares in respect of CII units	76,907	(8)	1,978,042	—	—
Part A RSUs
Granted 2/19/2015	3,255		83,719	—	—
Granted 5/21/2015	5,963		153,368	—	—
Part B RSUs
Granted 11/24/2014	—		—	359,706	9,251,627
Granted 1/16/2015	—		—	1,669	42,936
Granted 4/9/2015	—		—	6,156	158,332
Matt Erickson
Zayo shares in respect of CII units	110,177	(9)	2,833,753	—	—
Part A RSUs
Granted 2/19/2015	3,165		81,404	—	—
Granted 5/21/2015	7,952		204,525	—	—
Part B RSUs
Granted 11/24/2014	—		—	359,706	9,251,627
Granted 1/16/2015	—		—	1,669	42,936
Granted 4/9/2015	—		—	6,156	158,332

________

(1)	Part A RSUs vest based upon continued employment through one year after the last day of the quarter in which the Part A RSU grant is made, and at that time will be exchanged for an equal number of shares in the Company’s common stock.

(2)	Market value is based on the closing stock price at the end of Fiscal 2015.

(3)	Part B RSUs vest, if at all, based upon (i) Company stock price performance over a performance period of four fiscal quarters with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant (or the offering price in the case of the first grant) and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through one year after the last day of the quarter preceding the grant date of the Part B RSU.

(4)	Market value is based on the closing stock price at the end of Fiscal 2015, assuming threshold performance is achieved in respect of the 1/16/2015 and 4/9/2015 grants and maximum performance is achieved, in respect of the 11/24/2014 grants.

(5)	521,309 and 63,185 Zayo shares in respect of CII units will vest during Fiscal 2016 and 2017, respectively.

(6)	In exchange for a reduction in his annual salary through July 2, 2017, Mr. Caruso received a one-time grant of 144,737 RSUs on November 5, 2014, which vest based on the Part A vesting schedule.

(7)	242,692 and 42,752 Zayo shares in respect of CII units will vest during Fiscal 2016 and 2017, respectively.

(8)	64,399 and 12,508 Zayo shares in respect of CII units will vest during Fiscal 2016 and 2017, respectively.

(9)	94,025 and 16,152 Zayo shares in respect of CII units will vest during Fiscal 2016 and 2017, respectively.

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Option Exercises and Stock Vested in 2015

The table below sets forth the numbers of units of each class of CII equity that vested in Fiscal 2015 prior to our initial public offering and the number of shares of Zayo common stock that were distributed in respect of vesting CII units following the consummation of our initial public offering:

Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Dan Caruso
CII Class F Common Units	1,388,889	2,416,667
CII Class G Common Units	4,451,817	4,407,299
CII Class H Common Units	3,288,301	2,762,173
CII Class I Common Units	1,331,433	718,974
Zayo Common Stock	1,617,660	43,927,721
Ken desGarennes
CII Class F Common Units	666,667	1,160,000
CII Class G Common Units	1,387,878	1,373,999
CII Class H Common Units	816,074	685,502
CII Class I Common Units	281,259	151,880
Zayo Common Stock	639,545	17,372,854
Chris Morley
CII Class F Common Units	188,889	328,667
CII Class G Common Units	231,513	229,198
CII Class H Common Units	206,114	173,136
CII Class I Common Units	67,193	36,284
Zayo Common Stock	155,895	4,249,325
Matt Erickson
CII Class F Common Units	300,000	522,000
CII Class G Common Units	344,501	341,056
CII Class H Common Units	254,202	213,529
CII Class I Common Units	178,482	96,380
Zayo Common Stock	262,284	7,123,818

________

(1)	CII Common Units values are based on the following per unit valuations at the time of vesting: Class F— $1.74, Class—$0.99, Class H— $0.84, Class I—$0.54 and Class J—$0.39. For the vested Zayo common stock, value is based on the closing stock price at each vesting date.

Pension Benefits for Fiscal 2015

We do not maintain a defined benefit pension plan, and there were no pension benefits earned by our executives in the year ended June 30, 2015.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any nonqualified defined contribution or other nonqualified deferred compensation plans covering our executives.

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Potential Payments upon Termination or Change-in-Control

As a general practice the executives are not entitled to any payments upon termination or change-in-control other than those rights provided in the RSU grant agreements. See “—Change of Control and Accelerated Vesting” above for information regarding vesting of RSUs upon a change of control of the Company. The following table sets forth information about the market value of Company RSUs held by each of the named executive officers, which would have accelerated upon a change in control on the last day of Fiscal Year 2015, and unvested CII units held by Mr. Caruso, which would have vested pursuant to his Employment Agreement upon a termination without cause or for good reason or upon his death:

Name	Market Value of Unvested RSUs as of June 30, 2015 that would vest upon Change in Control ($) (1)	Market Value of Zayo Shares Distributed in respect of Unvested CII Units as of June 30, 2015 that would vest upon resignation for good reason, termination without cause or death(2)
Dan Caruso	18,302,677	15,033,193
Ken desGarennes	9,637,689	—
Chris Morley	9,689,982	—
Matt Erickson	9,738,825	—

________

(1)	With respect to a change of control of the Company, the table above assumes that equity has not been assumed or continued by an acquiring or surviving company, or that the Compensation Committee has exercised its discretion to accelerate vesting upon the occurrence of a qualified termination following the change of control. See footnote 4 to “—Outstanding Equity Awards at 2015 Fiscal Year End” for information regarding the performance levels used to determine the market value of accelerated Part B RSUs.

(2)	The market value of the unvested CII units is based on the number of shares of Zayo common stock distributable in respect of such units and the closing stock price of our common stock at the end of Fiscal 2015.

Director Compensation

During Fiscal 2015, our Board was comprised of our Chief Executive Officer, representatives from a subset of our private equity investors, and four outside, non-employee directors. Neither our employee director nor the director representatives of our private equity investors received any compensation for their services on either the Board or Committees of the Board during Fiscal 2015. The following table details the compensation paid to our outside, non-employee directors that served on the Board during Fiscal 2015 and received compensation for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Non-equity Incentive Plan Compensation ($)	All other Compensation ($)	Total ($)
Rick Connor	42,500	—	—	—	42,500
Don Gips	35,000	—	—	—	35,000
Stephanie Comfort	37,500	—	—	—	37,500
Linda Rottenberg	—	29,401	—	—	29,401

________

(1)     As of June 30, 2015, each independent board member held the following numbers of outstanding unvested CII common units and RSUs: Mr. Connor—49,010 Class G common units, 16,965 Class H common units, 12,771 Class I common units, and 1,050 Class J common units; Mr. Gips—7,186 Class H common units, 673 Class I common units, and 2,500 Class J common units; Ms. Comfort—7,785 Class H common units, 729 Class I common units, and 1,050 Class J common units; Ms. Rottenberg—8,315 Class C preferred units and 1,264 Zayo RSUs.

During Fiscal 2015, the independent board member compensation plan consists of an annual retainer of $30,000 for each independent director for their Board membership and separate annual fees for committee chairmanship and membership. These separate fees for independent directors are comprised of an annual fee of $12,500 for the chairmanship of the Audit Committee and $5,000 for the chairmanship of the Compensation and Nominating and Governance Committees. In addition, each independent director who is a member, other than the chairman, of the Audit Committee receives an annual fee of $5,000, and an independent director who is a member, other than the chairman, of the Compensation Committee or Nominating and Governance Committee receives an annual fee of $2,500.

During Fiscal 2015, Ms. Rottenberg was granted 1,264 RSUs, representing a contingent right to receive one share of the Company’s common stock, which will vested in full on December 31, 2015. The grant date fair value of Ms. Rottenberg’s RSUs was $29,401.

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We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board and committee meetings. We also provide liability insurance for our directors and officers.

We compensate (or will upon the expiration of their respective current compensation terms) our non-employee directors, other than Mr. Choe and Mr. Canfield, as follows:

•	an annual fee valued between $200,000 and $240,000, depending on the mix of cash and equity that such director elects to receive as compensation, paid quarterly in advance;
•	an annual fee of $40,000 for Audit Committee members, with the chair receiving $80,000; $30,000 for Compensation Committee members, with the chair receiving $60,000; and $20,000 for Nominating and Governance Committee, with the chair receiving $40,000; and
•	an annual fee of $25,000 to the Lead Director.

Equity grants are in the form of RSUs with valuation based on the average closing price of our common stock over the last ten trading days of the quarter ended immediately prior to the grant date and vest at the end of each quarter for which the grant was made.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2015, the members of our Compensation Committee were Mr. Choe, Mr. Gips and Ms. Rottenberg. None of these individuals is an officer or employee, or former officer or employee, of us or any of our subsidiaries. Furthermore, none of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Risk Considerations in Compensation Programs

We have conducted an assessment of our compensation policies and practices for our employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on our Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of June 30, 2015 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table) (#)
Equity compensation plans approved by security holders	5,924,382	—	8,075,618	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	5,924,382	—	8,075,618

________

(1)   Includes our 2014 Stock Incentive Plan and assumes maximum performance is achieved on all outstanding RSUs as of June 30, 2015.

(2)   To date, only RSUs have been issued under our 2014 Stock Incentive Plan, and such RSUs have no exercise price.

(3)   The number of shares available for future issuance under our 2014 Stock Incentive Plan (the “2014 Plan”) is based on a formula. Our 2014 Plan provides that, subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan will initially be 14,000,000 shares of common stock. Commencing with the first business day of each fiscal year following Fiscal 2015 and until the expiration of the 2014 Plan, the number of shares of our common stock available for issuance under the 2014 Plan will be increased by a number such that the total amount available for issuance will be equal to six percent of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year of the Company, calculated on a fully diluted basis. The amount shown as of June 30, 2015 is the initial 14,000,000 shares less the maximum number to be issued as shown in the first column of the table.

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Compensation Committee Report

The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Michael Choe, Chairman

Don Gips

Linda Rottenberg

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the SEC, for inclusion in this proxy statement.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed the internal audit plan for the fiscal year ended June 30, 2015. Furthermore, the Audit Committee reviewed and discussed with the Company’s management and KPMG LLP the evaluation of the Company’s design and functioning of its internal controls over financial reporting. The Audit Committee reviewed with KPMG LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence. The Audit Committee also considered the compatibility of non-audit services with KPMG LLP’s independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for their audit. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2015 for filing with the SEC. The Audit Committee and the Board approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2015 and has approved the retention of KPMG LLP as the principal accounting firm to be used by the Company throughout the fiscal year ending June 30, 2016.

The Audit Committee

Rick Connor, Chairman

Linda Rottenberg

Stephanie Comfort

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of September 11, 2015 by (i) each person known to the Company to be the beneficial owner of more than five percent of our common stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301.

We have based our calculation of the percentage of beneficial ownership on 243,008,679 shares of our common stock outstanding as of September 11, 2015. We have deemed shares of our common stock issuable pursuant to RSUs or CII common units that are subject to vesting conditions expected to occur within 60 days of September 11, 2015 to be outstanding and to be beneficially owned by the person holding the RSU or CII common unit, as applicable, for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

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The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% stockholders
Battery Ventures(2)	12,373,981	5.1%
Charlesbank Capital Partners(3)(10)	19,832,868	8.2%
Columbia Capital(4)	21,288,606	8.8%
GTCR(5)(9)	45,654,305	18.8%
M/C Partners(6)	20,997,419	8.6%
Oak Investment Partners(7)	22,446,773	9.2%
Our directors and nominees
Dan Caruso(8)	9,909,686	4.1%
Phil Canfield(9)	—	—
Michael Choe(10)	—	—
Stephanie Comfort	23,059	*
Rick Connor	148,252	*
Don Gips	22,390	*
Linda Rottenberg	22,201	*
Nina Richardson	—	—
Our named executive officers
Ken desGarennes(11)	2,683,879	1.1%
Matt Erickson(12)	1,066,687	*
Chris Morley(13)	649,414	*
All directors and executive officers as a group	14,480,568	6.0%

________

(*)   Less than one percent.

(1)   Beneficial ownership includes the following shares which the executive officers and directors could acquire on or within 60 days after September 11, 2015: Mr. Caruso—90,732; Mr. desGarennes—31,236; Mr. Morley—8,378; Mr. Erickson—11,368; Mr. Connor—2,024; Ms. Comfort—1,193; Mr. Gips—1,807; Ms. Rottenberg—2,928.

(2)   Consists of (i) 9,245,257 shares held of record by Battery Ventures VII, L.P. (“Battery Ventures VII”); (ii) 177,093 shares held of record by Battery Investment Partners VII, LLC (“BIP VII”); and (iii) 2,951,631 shares held of record by Battery Ventures VIII, L.P. (“Battery Ventures VIII”). Battery Partners VII, LLC (“BPVII”) is the sole general partner of Battery Ventures VII and the sole managing member of BIP VII. BPVII’s investment adviser is Battery Management Corp. (together with BPVII, the “Battery VII Companies”). Thomas J. Crotty, Richard D. Frisbie, Kenneth P. Lawler, R. David Tabors and Scott R. Tobin are the managing members and officers of the Battery VII Companies and may be deemed to share beneficial ownership with respect to the shares held by Battery Ventures VII and BIP VII. Battery Partners VIII, LLC (“BPVIII”) is the sole general partner of Battery Ventures VIII. BPVIII’s investment adviser is Battery Management Corp. (together with BPVIII, the “Battery VIII Companies”). Neeraj Agrawal, Michael M. Brown, Thomas J. Crotty, Richard D. Frisbie, Kenneth P. Lawler, R. David Tabors, Scott R. Tobin and Roger H. Lee are the managing members and officers of the Battery VIII Companies and may be deemed to share beneficial ownership with respect to the shares held by Battery Ventures VIII. Each of the foregoing persons disclaims beneficial ownership of these shares. The address for each of these entities is c/o Battery Ventures, One Marina Park Drive, Suite 1100, Boston, Massachusetts 02210.

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(3)   Consists of (i) 17,032,309 shares held of record by Charlesbank Equity Fund VI, Limited Partnership (“Fund VI”), (ii) 1,979,491 shares held of record by CB Offshore Equity Fund VI, L.P. (“Offshore VI”), (iii) 763,318 shares held of record by Charlesbank Equity Coinvestment Fund VI, Limited Partnership (“Coinvest VI” and, together with Fund VI and Offshore VI, the “Charlesbank Funds”) and (iv) 57,750 shares held of record by Charlesbank Coinvestment Partners, Limited Partnership (“Coinvest”). Charlesbank Equity Fund VI GP, Limited Partnership (“Equity VI GP”) is the general partner of each of the Charlesbank Funds. Charlesbank Capital Partners, LLC (“Charlesbank”) is the general partner of Coinvest and Equity VI GP. Pursuant to an investment and advisory agreement with each of the Charlesbank Funds, an investment committee (the “Investment Committee”) consisting of Samuel P. Bartlett, Jon M. Biotti, J. Ryan Carroll, Michael W. Choe, Kim G. Davis, Michael R. Eisenson, Andrew S. Janower, Joshua A. Klevens, Tim R. Palmer and Brandon C. White, each a Managing Director of Charlesbank, has investment and voting authority over the securities held by the Charlesbank Funds. Each of the members of the Investment Committee, Equity VI GP and Charlesbank disclaim beneficial ownership of these shares. The address for each of these entities is c/o Charlesbank Capital Partners, LLC, 200 Clarendon, 54th Floor, Boston, MA 02116.

(4)   Consists of (i) 18,438,796 shares held of record by Columbia Capital Equity Partners IV (QP), L.P. (“CCEP IV (QP)”), (ii) 2,268,662 shares held of record by Columbia Capital Equity Partners IV (QPCO), L.P. (“CCEP IV (QPCO)”), (iii) 140,253 shares held of record by Columbia Capital Employee Investors IV, L.P. (“CCEI IV”), (iv) 236,925 shares held of record by Columbia Capital Equity Partners III (QP), L.P. (“CCEP III (QP)”), (v) 130,108 shares held of record by Columbia Capital Equity Partners III (Cayman) L.P. (“CCEP III (Cayman)”), (vi) 13,088 shares held of record by Columbia Capital Equity Partners III (AI), L.P. (“CCEP III (AI)”), (vii) 58,459 shares held of record by Columbia Capital Investors III, L.L.C. (“CCI III”) and (viii) 2,315 shares held of record by Columbia Capital Employee Investors III, L.L.C. (“CCEI III”). Columbia Capital Equity Partners IV, L.P. (“CCEP IV”) is the general partner of CCEP IV (QP) and CCEP IV (QPCO). Columbia Capital IV, LLC (“CC IV”) is the general partner of CCEP IV and CCEI IV. CC IV has sole voting and investment power over the shares held directly and indirectly by the entities of which it is the general partner as described above. James B. Fleming, Jr. controls CC IV, and as a result, he exercises voting and investment control over all the shares held by CCEP IV (QP), CCEP IV (QPCO) and CCEI IV and may be deemed to have beneficial ownership over all those shares. The general partner of CCEP III (Cayman) is Columbia Capital Equity Partners (Cayman) III, Ltd. Columbia Capital Equity Partners III, L.P. (“CCEP III”) is the sole stockholder of Columbia Capital Equity Partners (Cayman) III, Ltd. and is also the managing member of CCI III and CCEI III. CCEP III is also the general partner of CCEP III (QP) and CCEP III (AI). The general partner of CCEP III is Columbia Capital III, LLC (“CCIII”). Mr. Fleming controls CC III, and as a result, he exercises voting and investment control over all the shares held by CCEP III (QP), CCEP III (AI), CCEP III (Cayman), CCI III and CCEI III and may be deemed to have beneficial ownership over all those shares. The address for each of these entities is 204 S. Union Street, Alexandria, VA, 22314.

(5)   Consists of (i) 22,631,364 shares held of record by GTCR Fund X/A LP; (ii) 6,477,715 shares held of record by GTCR Fund X/C LP; (iii) 199,858 shares held of record by GTCR Co-Invest X LP; and (iv) 16,345,368 shares held of record by GTCR Investors (CII) LP (collectively, the “GTCR Shareholders”). GTCR Partners X/A&C LP is the general partner of each of GTCR Fund X/A LP, GTCR Fund X/C LP and GTCR Investors (CII) LP. GTCR Investment X LLC is the general partner of each of GTCR Co-Invest X LP and GTCR Partners X/A&C LP. GTCR Investment X LLC is managed by a board of managers (the “GTCR Board of Managers”) consisting of Mark M. Anderson, Craig A. Bondy, Philip A. Canfield, Aaron D. Cohen, Sean L. Cunningham, David A. Donnini, Constantine S. Mihas and Collin E. Roche. As such, each of GTCR Partners X/A&C LP, GTCR Investment X LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by the GTCR Shareholders. Each of the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by the GTCR Shareholders. The address for each of the GTCR Shareholders, GTCR Partners X/A&C LP and GTCR Investment X LLC is 300 North LaSalle Street, Suite 5600, Chicago, IL, 60654.

(6)   Consists of (i) 20,196,645 shares held of record by M/C Venture Partners VI, L.P.; (ii) 625,904 shares held of record by M/C Venture Investors L.L.C.; and (iii) 174,870 shares held of record by Corelink Data Centers, LLC (together, the “M/C Shareholders”). M/C Venture Partners VI, L.P. is the managing member of Corelink Data Centers, LLC. M/C VP VI, L.P. is the sole general partner of M/C Venture Partners VI, L.P. and M/C Venture Partners, LLC is the sole general partner of M/C VP VI, L.P. As the Managers of M/C Venture Partners, LLC and M/C Venture Investors L.L.C., Gillis S. Cashman, Brian M. Clark, David D. Croll, James F. Wade and John W. Watkins collectively have direct or indirect investment and voting authority over the securities held by M/C Venture Partners VI, L.P., M/C Venture Investors L.L.C. and Corelink Data Centers, LLC. Each of the foregoing entities and individuals disclaims beneficial ownership of the shares held of record by the M/C Shareholders. The address for each of these entities is c/o M/C Partners, 75 State Street, Suite 2500, Boston, MA, 02109.

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(7)   The shares are directly held by Oak Investment Partners XII, L.P. Oak Associates XII, LLC is the general partner of Oak Investment Partners XII, L.P. Oak Investment Partners XII, L.P. is managed by a board of managers (the “Oak Board of Managers”) consisting of Fredric Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Grace A. Ames, Iftikar A. Ahmed and Warren B. Riley. As such, each of Oak Associates XII, LLC and the Oak Board of Managers may be deemed to share beneficial ownership of the shares held of record by Oak Investment Partners XII, L.P. Each of the individual members of the Oak Board of Managers and Oak Associates XII, LLC disclaims beneficial ownership of the shares held of record by Oak Investment Partners XII, L.P. The address is c/o Oak Investment Partners, 901 Main Avenue, Suite 600, Norwalk, CT 06851.

(8)   Includes 1,468,153 shares held by Bear Equity, LLC, 1,126,519 shares held by Bear Investments, LLLP, 4,500,000 shares held by DPC Papa Bear Enterprises LLC, and 241,819 shares held by VP Holdings, LLC. Mr. Caruso disclaims beneficial ownership of the shares held of record by VP Holdings, LLC in excess of his pecuniary interest therein.

(9)   Phil Canfield is a Principal of GTCR LLC and a member of the GTCR Board of Managers, which has voting control and investment power over the shares held by the GTCR Shareholders. Mr. Canfield disclaims beneficial ownership of the shares held of record by the GTCR Shareholders.

(10)  Michael Choe is a Managing Director of Charlesbank and a member of the Investment Committee, which has voting control and investment power over the shares held by the Charlesbank Funds and Coinvest. Mr. Choe disclaims beneficial ownership of the shares held of record by the Charlesbank Funds and Coinvest.

(11)  Includes 11,584 shares held by Tablerock Investments, LLC and 479,371 shares held by Tablerock Investments II, LLC.

(12)  Includes 291,606 shares held by MRE 2014 GRAT.

(13)  Includes 179,009 shares held by Mango 2014 Grantor Retained Annuity Trust and 47,839 shares held by Mango Holdings, LLC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Services Provided to and by Onvoy, LLC

On June 13, 2014, we spun off Onvoy, LLC (“Onvoy”) to Communications Infrastructure Investments, LLC (“CII”). Prior to our initial public offering in October 2014, CII owned 100% of our outstanding common stock and, at June 30, 2015, owed approximately 4% of our outstanding common stock. We continue to have certain ongoing contractual relationships with Onvoy, which are based on agreements between Onvoy and us entered into at rates that we believe approximate market rates.

We have entered into a Master Services Agreement with Onvoy that requires us to provide the following services to Onvoy:

•	Transport services for circuits.
•	Leases of colocation racks in various markets.
•	Fiber and optronics management.
•	Leases of colocation racks at the colocation facility at 60 Hudson Street, New York, New York.

We have entered into a Master Services Agreement with Onvoy that requires Onvoy to provide the following services to us:

•	Agent services for customer referrals.

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•	Fiber IRU and services related to fiber in Minnesota.
•	Transport services covering lit services.
•	Sublease for space in Minneapolis and Plymouth, Minnesota.
•	Lease of colocation racks.
•	Agreements covering VoIP and switching services.

In connection with the spin-off, we entered into a transition services agreement with Onvoy under which we agreed to continue to provide Onvoy with certain corporate services, including assistance with income, sales/use, property tax and regulatory tax filings, audit and accounting matters, insurance coverage, and treasury support, during a transitional period, which ended March 31, 2015.

We also entered into an agreement with Onvoy on certain tax matters, under which we have agreed to indemnify Onvoy for any tax liability imposed on Onvoy or its subsidiaries for all pre-spin periods.

The revenue and expenses associated with transactions with Onvoy have been recorded in results from discontinued operations.

We or Onvoy may terminate existing contracts in the future, or we may enter into additional or other contractual arrangements with Onvoy as a result of which our contractual relationship with Onvoy and the payments among us and Onvoy pursuant to such contracts may substantially change.

The following table represents the revenue and expense transactions we recognized with Onvoy for the fiscal year ended June 30, 2015:

Year Ended June 30, 2015 (in millions)
Revenues	$6.9
Operating costs	$1.0

Prior to the June 13, 2014 spin-off date of Onvoy, the revenue and operating costs above were eliminated in consolidation. Subsequent to June 13, 2014, transactions with Onvoy are included in the Company’s results of operations.

Executive Aircraft Agreement

Dan Caruso, our Chief Executive Officer, is a party to an aircraft charter (or membership) agreement through his affiliate, Bear Equity LLC, for business and personal travel. Under the terms of the charter agreement, all fees for the use of the aircraft are effectively variable in nature. For his business travel on behalf of the Company, Mr. Caruso is reimbursed for his use of the aircraft subject to quarterly and annual maximum reimbursement thresholds approved by our Nominating and Governance Committee. During the fiscal year ended June 30, 2015, we reimbursed Mr. Caruso approximately $0.7 million for his business use of the aircraft.

Purchase of Unsecured Notes

On June 28, 2012, Matt Erickson, the President of Zayo Physical Infrastructure, purchased $0.6 million in aggregate principal amount of ZGL’s 10.125% senior unsecured notes due 2020 (the “2020 Unsecured Notes”) at the offering price for such notes. Mr. Erickson qualifies as an “accredited investor” (as defined in Rule 501 under the Securities Act), and this purchase was on terms available to other investors. On December 15, 2015, approximately $0.2 million of Mr. Erickson’s notes were redeemed as part of the pro rata redemption of the 2020 Unsecured Notes following our initial public offering, and as of June 30, 2015, the principal amount of notes held by Mr. Erickson was $0.4 million.

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Transactions with CII

On October 16, 2014, we entered into an agreement with CII which relieved CII of its obligation to repay to us an outstanding intercompany note receivable balance of $22.0 million. The cancelation of the intercompany note receivable with CII is reflected on the consolidated statement of stockholders’ equity during the fiscal year ended June 30, 2015 as a decrease to additional paid-in-capital of $22.0 million and an offsetting decrease to the note receivable from shareholder.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement (the “Registration Rights Agreement”) entered into in connection with the consummation of our initial public offering, certain holders of our common stock, including our directors and certain of our officers, are entitled to demand and piggyback registration rights (the “Eligible Holders”). The stockholders who are party to the Registration Rights Agreement hold an aggregate of approximately 177.7 million shares, or 73%, of our common stock as of September 11, 2015.

Demand Registrations. Under the Registration Rights Agreement, Eligible Holders may require us to use commercially reasonable efforts to file a registration statement, at our expense, to register their shares (a “Demand Registration”). If we are eligible to file a Form S-3, Eligible Holders of at least 10% of the registrable securities or certain individual holders may make unlimited Demand Registration requests. If we are not Form S-3 eligible, certain holders have the right to make up to one or three Demand Registration requests (depending on the holder) for registration of their securities on Form S-1.

Piggyback Rights. If we intend to register securities (other than for registrations demanded under the Registration Rights Agreement and registrations in connection with employee benefit plans, mergers, acquisitions or similar transactions), we must give notice to Eligible Holders at least 30 days prior to such registration. Upon receipt of such notice, each Eligible Holder has 20 days to request that we use commercially reasonable efforts to register a portion of their registrable securities in connection with our intended registration.

Stockholders Agreement

We have entered into a Stockholders Agreement with certain of our stockholders, including our directors and certain of our officers (the “Participants”). The Stockholders Agreement, as amended on September 17, 2015, restricts the sale or transfer of shares by Participants until October 23, 2016, except in certain circumstances, including a transfer to a Participant’s affiliate, in an underwritten, registered offering pursuant to rights under the Registration Rights Agreement, pursuant to certain permitted block trades or for bona fide hedging purposes. The Agreement provides for the periodic release of the restrictions on specified amounts of our common stock beginning November 15, 2015, until all shares of common stock are released on October 23, 2016. Holders of approximately 177 million shares of Company common stock as of September 11, 2015 are subject to the Stockholders Agreement, as amended. The Stockholders Agreement also grants each of Charlesbank and GTCR with director nomination rights as described in more detail under “Corporate Governance—Board Composition,” above.

Our Policy Regarding Related Party Transactions

Our board of directors has adopted a written policy for approval or ratification of transactions between us and our directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock, or the immediate family members of any of the foregoing where the amount involved exceeds or is expected to exceed $120,000 in a single fiscal year, we our any of our subsidiaries is a participant, and the related person has or will have a direct or indirect interest. This policy is administered by our Audit Committee. The policy provides that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission. Reporting Persons are required by the Act regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by us during Fiscal 2015, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that its Reporting Persons were in compliance with all applicable filing requirements, except for the following late filings:

•	On October 17, 2014, the Forms 3 reporting the holdings of the following officers, directors and 10% or greater stockholders of the Company were filed late: funds affiliated with GTCR Fund X/A LP; funds affiliated with Oak Investment Partners XII, L.P.; funds and individuals affiliated with Columbia Capital Equity Partners III (AI), L.P.; funds affiliated with Columbia Capital Equity Partners IV (QP), L.P.; funds affiliated with M/C Venture Partners VI, L.P.; funds affiliated with Charlesbank Equity Fund VI, Limited Partnership; Mike Choe; Phil Canfield; Linda Rottenberg; Ken desGarennes; Chris Morley; and Stephanie Copeland.

•	On February 10, 2015, an amended Form 3 was filed for funds affiliated with M/C Venture Partners VI, L.P. to include inadvertently omitted holdings of Corelink Data Centers, LLC.

•	On March 24, 2015, the Form 4 reporting the sale of Company common stock by funds affiliated with Charlesbank Equity Fund VI, Limited Partnership was filed late.

•	On May 20, 2015, the Forms 4 reporting the sale of Company common stock by funds affiliated with Oak Investment Partners XII, L.P. and funds affiliated with M/C Venture Partners VI, L.P. were filed late.

•	On May 26, 2015, the Forms 4 reporting the grant of RSUs to Matt Erickson, Ken desGarennes, Chris Morley, and Stephanie Copeland were filed late.

•	On May 28, 2015, the Forms 4 reporting the sale of Company common stock by funds and individuals affiliated with Columbia Capital Equity Partners III (AI), L.P. and funds affiliated with Columbia Capital Equity Partners IV (QP), L.P. were filed late.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2016 Annual Meeting of Stockholders must be received by the Company by May 26, 2016 to be considered for inclusion in our proxy statement relating to such meeting. Proposals for inclusion in the proxy statement must comply with the Securities Exchange Act of 1934, including Rule 14a-8.

A stockholder must notify the Company no earlier than the close of business on July 5, 2016 and no later than the close of business on August 4, 2016 of a proposal for the 2016 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material (including director nominations) and must include with the notification the information required by the Company’s bylaws, in order to be eligible for consideration at the 2016 Annual Meeting.  In accordance with the Company’s bylaws, any stockholder entitled to vote for directors at an annual meeting of the Company may nominate persons for election as directors. Any such notice shall also include the information regarding the stockholder making the nomination and the nominee required by the Company’s bylaws.

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NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes the Company’s website address. This website address is intended to provide inactive, textual references only. The information on the Company’s website is not part of this proxy statement.

OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the one-page notice regarding the Internet availability of proxy materials may have been sent to multiple stockholders in your household. You may have a separate copy of this document sent to you by contacting the Corporate Secretary, Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301, (303) 381-4683. If you prefer to receive separate copies of the one-page notice regarding the Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address.

Stockholders may obtain without charge a copy of our Annual Report on Form 10-K for the year ended June 30, 2015, including the financial statements and list of exhibits, by writing to the Corporate Secretary at the address stated above or by visiting www.proxyvote.com. Any exhibits listed in our Annual Report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits.

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/zayo**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96580-P69573 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZAYO GROUP HOLDINGS, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Daniel Caruso
02) Don Gips
03) Nina Richardson

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2016.	☐	☐	☐
3. Approve, on an advisory basis, executive compensation as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: And to consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date